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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                November 5, 2002
                Date of Report (Date of earliest event reported)


                           UNIFAB International, Inc.
             (Exact name of registrant as specified in its charter)



           Louisiana                  0-29416                72-1382998
(State or other jurisdiction of     (Commission            (IRS Employer
         incorporation)             File Number)         Identification No.)



                                 5007 Port Road
                           New Iberia, Louisiana 70560
               (Address of principal executive offices) (Zip Code)



                                 (337) 367-8291
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)




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Item 4.  Change in Registrant's Certifying Accountant.

     (b) On November 6, 2002, the Board of Directors of UNIFAB International, Inc. (the "Company"), upon recommendation of its Audit Committee, unanimously approved the selection of Deloitte & Touche LLP to serve as the Company's new independent auditors for the fiscal year ending December 31, 2002. Deloitte & Touche LLP will replace Ernst & Young LLP, the Company's former independent auditors, who resigned as such effective August 15, 2002.

     During the Company's two most recent fiscal years and through the date of this Form 8-K, the Company did not consult Deloitte & Touche with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events listed in Items 304 (a) (2) (i) and (ii) of Regulation S-K.

     The Company's 2002 annual meeting of stockholders will be held on Friday, December 13, 2002. In conjunction with the meeting, the Company has solicited proxies from its stockholders to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending December 31, 2002.

Item 7.  Financial Statements and Exhibits.


(a) No financial statements are filed with this report.

(b) No pro forma financial information is filed with this report.

(c) No exhibits are filed with this report.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                By: /s/ Allen C. Porter, Jr.
                                    --------------------------------------------
                                    Allen C. Porter, Jr.
                                    President and Chief Executive Officer


Dated:  November 6, 2002